Sixth Amendment to Commvault Systems, Inc. Omnibus Incentive Plan

This “Sixth Amendment” to the Commvault Systems, Inc. Omnibus Incentive Plan, as amended (the “Plan”) is made as of August 24, 2022. Defined terms used herein have the same definition ascribed to them in the Plan.

WHEREAS, Section 10 of the Plan permits the Board to amend the Plan, subject to approval by the Company’s stockholders if such approval is required by law or the rules of the stock exchange in which the Common Stock is listed;

WHEREAS, the Board desires to amend the Plan to allow for the increase of Common Stock available for grant under the Plan from time to time;

WHEREAS, this Sixth Amendment shall be submitted to the Company’s stockholders for approval, and shall become effective as of the date on which the Company’s stockholders approve this Sixth Amendment (the “Effective Date”);

WHEREAS, if the Company’s stockholders approve of this Sixth Amendment, the number of shares of Common Stock which may be issued with respect to Awards under the Plan shall be equal to 11,050,000; and

WHEREAS, if the Company’s stockholders fail to approve this Sixth Amendment, the existing Plan shall continue in full force and effect.

NOW THEREFORE, pursuant to Section 10 of the Plan, the Plan is hereby amended as follows, effective as of the Effective Date:

1.The first sentence of Section 4.1(b) of the Plan is hereby amended and restated as follows:
(b) Subject to the provisions of subsection 4.2, the number of shares of Common Stock which may be issued with respect to Awards under the Plan shall be equal to the number of shares of Common Stock approved by the Company's stockholders from time to time.
2.Except as expressly amended by this Sixth Amendment, all terms and conditions of the Plan shall remain in full force and effect. This Sixth Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws.
IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Sixth Amendment to the Plan, as of the date first indicated above.
COMMVAULT SYSTEMS, INC.
By:
Gary Merrill
Chief Financial Officer